UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 7, 2012

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service – Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Helmerich & Payne, Inc. (the “Company”) was held on March 7, 2012.  Of the 107,548,290 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 94,938,902 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.        To elect three directors comprising the class of directors of the Company known as the “Third Class” for a three-year term expiring in 2015.

Nominee	For	Withhold	Broker Non-Vote
Donald F. Robillard, Jr.	88,436,775	361,222	6,140,905
Francis Rooney	86,796,389	2,001,608	6,140,905
Edward B. Rust, Jr.	85,743,878	3,054,119	6,140,905

2.        To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending September 30, 2012.

For	Against	Abstain	Broker Non-Vote
93,619,178	926,082	393,642	0

3.             To cast an advisory vote to approve the compensation of our executives disclosed in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Vote
83,995,346	1,195,737	3,606,914	6,140,905

4.             To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a declassification of the Board of Directors over a three-year period beginning with the election of the class of Directors known as the “First Class” for a one-year term at the Company’s 2013 Annual Meeting of Stockholders.

For	Against	Abstain	Broker Non-Vote
88,540,769	148,563	108,665	6,140,905

5.             To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that from and after the 2015 Annual Meeting of Stockholders, Directors may be removed by the stockholders with or without cause.

For	Against	Abstain	Broker Non-Vote
88,586,272	135,300	76,425	6,140,905

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/S/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: March 8, 2012